NSAR ITEM 77C

Van Kampen American Capital High Yield Fund


(a)  A Special Meeting of Shareholders was held on October 25, 1996.

(b) The election of Trustees of Van Kampen American Capital High Yield Fund (the "Fund") included:

     None


(c)  The following were voted on at the meeting:

     (1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

          For  28,127,959            Against     675,255

     (2) Approval of changes to Fundamental Investment Policies with respect to investments in other investment companies.

          For  21,303,130            Against   850,270

     (4) For each VK Fund, to Ratify the Selection of KPMG Peat Marwick LLP Independent Public Accountants for its Current Fiscal Year.

          For  28,475,960            Against   407,163
                                 NSAR ITEM 77C


Van Kampen American Capital High Yield Fund


(a)  A Special Meeting of Shareholders was held on May 28, 1997.

(b) The election of Trustees of Van Kampen American Capital High Yield Fund (the "Fund") included:

     J. Miles Branagan, Richard M. DeMartini, Linda Hutton Heagy,
     R. Craig Kennedy, Jack E. Nelson, Jerome L. Robinson, Phillip B. Rooney, Fernando Sisto and Wayne W. Whalen

(c)  The following were voted on at the meeting:

     (1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

          For  26,539,747            Against     436,460

     (4) For each VK Fund, to Ratify the Selection of KPMG Peat Marwick LLP Independent Public Accountants for its Current Fiscal Year.

          For  26,953,764            Against    214,482
                                  NSAR ITEM 77C

Van Kampen American Capital Short-Term Global Income Fund


(a)  A Special Meeting of Shareholders was held on October 25, 1996.

(b) The election of Trustees of Van Kampen American Capital Short-Term Global Income Fund (the "Fund") included:

     None

(c)  The following were voted on at the meeting:

     (1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

          For  10,047,970            Against    189,261

     (2) Approval of changes to Fundamental Investment Policies with respect to investments in other investment companies.

          For 7,500,603              Against    310,835

     (4) For each VK Fund, to Ratify the Selection of KPMG Peat Marwick LLP Independent Public Accountants for its Current Fiscal Year.

          For  10,157,997            Against    106,025
                               NSAR ITEM 77C

Van Kampen American Capital Short-Term Global Income Fund


(a)  A Special Meeting of Shareholders was held on May 28, 1997.

(b) The election of Trustees of Van Kampen American Capital Short-Term Global Income Fund (the "Fund") included:

     J. Miles Branagan, Richard M. DeMartini, Linda Hutton Heagy,
     R. Craig Kennedy, Jack E. Nelson, Jerome L. Robinson, Phillip B. Rooney, Fernando Sisto and Wayne W. Whalen

(c)  The following were voted on at the meeting:

     (1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

          For  6,662,607             Against     133,675

     (4) For each VK Fund, to Ratify the Selection of KPMG Peat Marwick LLP Independent Public Accountants for its Current Fiscal Year.

          For  6,749,134             Against    52,082
                                  NSAR ITEM 77C

Van Kampen American Capital Strategic Income Fund


(a)  A Special Meeting of Shareholders was held on October 25, 1996.

(b) The election of Trustees of Van Kampen American Capital Strategic Income Fund (the "Fund") included:

     None

(c)  The following were voted on at the meeting:

     (1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

          For  6,414,820             Against     122,931

     (2) Approval of changes to Fundamental Investment Policies with respect to investments in other investment companies.

          For  3,902,031             Against   161,514

     (4) For each VK Fund, to Ratify the Selection of KPMG Peat Marwick LLP Independent Public Accountants for its Current Fiscal Year.

          For  6,523,751             Against    85,582
                                NSAR ITEM 77C


Van Kampen American Capital Strategic Income Fund


(a)  A Special Meeting of Shareholders was held on May 28, 1997.

(b) The election of Trustees of Van Kampen American Capital Strategic Income Fund (the "Fund") included:

     J. Miles Branagan, Richard M. DeMartini, Linda Hutton Heagy,
     R. Craig Kennedy, Jack E. Nelson, Jerome L. Robinson, Phillip B. Rooney, Fernando Sisto and Wayne W. Whalen

(c)  The following were voted on at the meeting:

     (1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

          For  6,476,634             Against    75,394


     (4) For each VK Fund, to Ratify the Selection of KPMG Peat Marwick LLP Independent Public Accountants for its Current Fiscal Year.

          For  6,487,793             Against    42,478